UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2013

(Exact name of registrant as specified in charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 13, 2013, KeyCorp issued $750,000,000 aggregate principal amount of its 2.30% Senior Medium-Term Notes, Series K, due December 13, 2018 (the “Notes”). In connection with the issuance of the Notes, the following documents are filed with this Current Report on Form 8-K and shall be incorporated by reference into KeyCorp’s Registration Statement on Form S-3 (File No. 333-174865) (the “Registration Statement”): (i) the Second Supplemental Indenture dated as of November 13, 2013, which supplements the Indenture dated as of June 10, 1994, as supplemented by the First Supplemental Indenture dated as of November 14, 2001, between KeyCorp and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) (“Deutsche Bank”), as trustee, relating to KeyCorp’s unsecured and unsubordinated debt securities, including the Notes, and (ii) the opinion of Squire Sanders (US) LLP, as counsel to KeyCorp, regarding the issuance and sale of the Notes. KeyCorp and Deutsche Bank also entered into a Second Supplemental Indenture dated as of November 13, 2013, which supplements the Indenture dated as of June 10, 1994, as supplemented by the First Supplemental Indenture dated as of November 14, 2001, relating to KeyCorp’s subordinated debt securities, a copy of which is filed with this Current Report on Form 8-K and incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Second Supplemental Indenture dated as of November 13, 2013, between KeyCorp and Deutsche Bank, relating to unsecured and unsubordinated debt securities.

4.2	Second Supplemental Indenture dated as of November 13, 2013, between KeyCorp and Deutsche Bank, relating to subordinated debt securities.

5.1	Opinion of Squire Sanders (US) LLP as to the validity of the Notes.

23.1	Consent of Squire Sanders (US) LLP (included as part of Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
(Registrant)

Date: November 13, 2013	By:	/s/ Michelle L. Potter

Michelle L. Potter
Deputy General Counsel and Assistant Secretary